Exhibit 23.a

            Consent of independent registered public accounting firm


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-1 of our report dated March 23, 2007 relating to the financial statements, which appears in the PHL Variable Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ PricewaterhouseCoopers LLP
Hartford, Connecticut
February 19, 2008